EXHIBIT 10.5
RENEWAL OF LEASE AGREEMENT
     THIS AGREEMENT is made this 11th day of July, 2000, between Metro Bank, hereinafter called “Lessee”, and WAL-MART STORES, INC., a Delaware corporation, with offices at 702 S.W. Eighth Street, Bentonville, Arkansas 72716 and a mailing address of 2001 S.E. Tenth Street, Bentonville, Arkansas 72712, hereinafter called “Lessor”.
WITNESSETH:
     WHEREAS, the Lessor and Lessee have entered into a Lease agreement dated January 16, 1996, (the “Lease”), affecting certain premises in the City of Moline, Illinois, Store # 2231;
     WHEREAS, Lessor and Lessee desire to renew the terms of the Lease; and
     WHEREAS, the parties are now desirous of exercising certain rights under Lease to reflect accurately their intents and wishes.
     NOW, THEREFORE, that for One Dollar ($1.00) and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:
1.	Lessee hereby exercises the option to extend the Lease as set forth in Section 1.1(j) of the Lease for a period of five (5) years as allowed in the Lease.

2.	TERM. The option period will begin on May 1, 2001 and will expire on April 30, 2006

3.	RENTAL. The Rent for the option period will be $2,265.00 per month.
     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first hereinabove written.

WITNESS OR ATTEST:	LESSEE:
Metro Bank

/s/ Carolyn Lamb	/s/ Gary D. Anderson

Its President

ATTEST:	LESSOR:
Wal-mart Stores, Inc.

/s/ John Y. Thomas, Assistant Secretary	/s/ Kimberly K. Saylors, Director

Wal-Mart Realty Company